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                                                                                                                        EXHIBIT 11.1

                                                          loss per share




Computation of loss per share

                                                                                            SIX MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,                          JUNE 30,
                                         1995           1996          1997              1997           1998
                                   ---------------  -------------  --------------  ---------------  --------------

                                                                                             (UNAUDITED)

Basic:
Net Loss                                 (65,706)      ($750,180)    ($3,584,400)       ($767,435)    ($5,824,270)

Net loss applicable to common
stockholders                            ($65,706)      ($750,180)    ($3,584,400)       ($767,435)    ($5,824,270)
                                   ===============  =============  ==============  ===============  ==============

Basic weighted average shares
outstanding                            1,125,000       1,125,000       1,146,773       1,140,960        1,161,389
                                   ===============  =============  ==============  ===============  ==============

Basic loss per common share               ($0.06)         ($0.67)         ($3.13)         ($0.67)          ($5.01)
                                   ===============  =============  ==============  ===============  ==============

Diluted:
Net loss applicable to common
stockholders                            ($65,706)      ($750,180)    ($3,584,400)      ($767,435)     ($5,824,270)
                                   ===============  =============  ==============  ===============  ==============

Basic weighted average shares
outstanding                            1,125,000       1,125,000       1,146,773       1,140,960        1,161,389

Net effect of dilutive
securities                                     0               0               0               0                0
                                   ---------------  -------------  --------------  ---------------  --------------

Diluted weighted average
shares outstanding                     1,125,000       1,125,000       1,146,773       1,140,960        1,161,389
                                   ===============  =============  ==============  ===============  ==============

Diluted loss per common
share                                     ($0.06)         ($0.67)         ($3.13)         ($0.67)          ($5.01)
                                   ===============  =============  ==============  ===============  ==============
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